Spectral Capital Corporation Announces Completion of Node Nexus Acquisition

August 22, 2024 — SEATTLE/PRNewswire/ -- Spectral Capital Corporation (OTCQB:FCCN) is pleased to announce the successful completion of its acquisition of Node Nexus Co. LLC, an industry trailblazer in decentralized edge and hybrid computing integrated with quantum computing technology.

Strategic Advantages of the Acquisition: Quantum computing is pivotal for enhancing global cybersecurity, combating climate change, revolutionizing enterprise AI applications and creating more efficient asset management globally. With the acquisition of Node Nexus, Spectral is poised to deliver a comprehensive suite of quantum computing solutions to enterprises and governments worldwide. This includes:

•Vogon Cloud: Node Nexus Network has been rebranded as Vogon Cloud and offers decentralized edge and hybrid cloud solutions across 16 global regions while incorporating a distributed and decentralized quantum ledger technology to enhance data security and sustainability features, surpassing traditional cloud services.

•QuantumVM: Seamlessly integrates legacy data management and containerization technology for decentralized data operations on cutting-edge ledger and database technologies.

•Expanded IP Portfolio: Over 100 pending patents and applications in various states of prosecution that strengthen our competitive edge in quantum computing.

•Expert Team: A team of 20 quantum computing specialists, bringing invaluable expertise to our initiatives.

•Innovative Technologies: Includes IBA Technology for secure transactions and TVF Technology for sustainable data centers.

•MOUs: Over 10 Memoranda of Understanding with governments regarding using TVF data centers for quantum computing.

Financial and Operational Highlights:

Spectral issued 40,000,000 of its common shares to acquire 100% of Node Nexus. The acquisition is expected to be accretive to earnings within the near term, with significant cost synergies and enhanced operational efficiencies. Node Nexus will be rebranded as Vogon Cloud, aligning with Spectral’s suite of services.

CEO’s Vision: "Spectral is not just expanding its capacity to deliver quantum solutions but is setting the stage to be a frontrunner and a practical leader in the quantum computing revolution," said Jenifer Osterwalder, CEO of Spectral. "We are already seeing the benefits of the renamed Vogon Cloud technologies in our operations and are excited about the future."

Investor Information: For detailed financial figures and risk factors associated with this acquisition, please refer to our latest filings with the Securities and Exchange Commission available at www.sec.gov. We encourage our investors to consult their financial advisors to understand the implications of this acquisition fully.

About Spectral Capital Corporation: Founded in 2000 and based in Seattle, Washington, Spectral Capital (OTCQB:FCCN) is a technology startup accelerator and quantum incubator. We specialize in Quantum as a Service (QaaS), leveraging our proprietary Distributed Quantum Ledger Database technology (DQ-LDB) to offer secure, advanced storage and computing solutions.

Forward-Looking Statements

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and FCCN's growth and business strategy. Words such as "expects," "will," "intends," "plans," "believes," "anticipates," "hopes," "estimates," and variations on such words and similar expressions are intended to identify forward-looking statements. Although FCCN believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of FCCN. Actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, changes in FCCN's business; competitive factors in the market(s) in which FCCN operates; risks associated with operations outside the United States; and other factors listed from time to time in FCCN's filings with the Securities and Exchange Commission. FCCN expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in FCCN's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For more information, please visit www.spectralcapital.com.

Contact:

Jenifer Osterwalder

Spectral Capital Corporation

contact@spectralcapital.com